Exhibit 10.3

CLASS B AGREEMENT
(Blount)

This Class B Agreement (Blount) (the “Agreement”) made February 5, 2010 by and among Denbury Resources Inc. (“Denbury”), Denbury Gathering & Marketing, Inc. (“DGM”), Joseph A. Blount, Jr. (the “Subject Member”) and Genesis Energy, LLC (“Genesis GP”) (Denbury, DGM, the Subject Member and Genesis GP are collectively referred to herein as the “Parties,” and sometimes individually as a “Party”).

RECITALS

1.             DGM, as the Class A Member, and Genesis GP entered into that certain Limited Liability Company Agreement of Genesis Energy, LLC, effective December 29, 2008, which agreement was amended by that certain First Amendment thereto entered into among DGM, Genesis GP, the Subject Member, and Grant E. Sims (“Sims”), Robert V. Deere (“Deere,” and together with Sims the “Other Class B Members”) effective December 31, 2008, pursuant to which the Subject Member and the Other Class B Members were admitted as the Class B Members of Genesis GP (such agreement, as amended, the “GP LLC Agreement”).

2.             Among its other provisions, Section 3.02(e)(2) of the GP LLC Agreement provides that “In the event of a Change of Control, [Genesis GP] shall be required to redeem each Class B Members’ Individual Class B Interest for the Redemption Amount…and the Class B Members shall cease to be Members of [Genesis GP] as of the effective date of the Change of Control… .”

3.             Genesis GP adopted the Genesis Energy, LLC Deferred Compensation Plan effective as of December 31, 2008 (the “Deferred Compensation Plan”) and pursuant to Deferred Compensation Grants (the “Deferred Compensation Grants”) effective December 31, 2008 between Genesis GP and respectively the Subject Member and Sims, Genesis GP granted deferred compensation to each of the Subject Member and Sims (the “Deferred Compensation”).

4.             Pursuant to a Guaranty Agreement (herein so called) dated as of December 31, 2008, Denbury guaranteed to the Subject Member and to his respective permitted successors and assigns the payment by Genesis GP of certain obligations (the “Guaranteed Obligations”).  The Guaranteed Obligations included the obligation of Genesis GP to pay any Redemption Amount and any Deferred Compensation and certain ancillary obligations.

5.             Denbury and DGM, as the Selling Parties, have entered into that certain Purchase Agreement dated December 17, 2009, as the same has been or may be amended (the “Purchase Agreement”) with Q Genesis Acquisition, LLC (“Buyer”) setting forth the terms and conditions of a transaction (the “Sale Transaction”) pursuant to which DGM has agreed to sell to Buyer, and Buyer has agreed to purchase from DGM, the Class A Interests (herein so called and in the GP LLC Agreement called the “Class A Ownership Interests”) in Genesis GP, on the terms and conditions therein provided.

6.             Buyer and the Other Class B Members have agreed upon the terms and conditions of the merger of Buyer into Genesis GP subsequent to the closing of the Sale Transaction (the “Merger”), and that as part of the Merger any remaining equity interest held by the Other Class B Members in Genesis GP will be converted into equity interests in the entity surviving the Merger.

7.             The Parties enter into this Agreement to confirm the effect of the Sale Transaction with respect to the Class A Interests, and the treatment of the Subject Member, his Redemption Amount and Deferred Compensation and the guaranty thereof, and the termination of the Guaranty Agreement, and the amendment of the GP LLC Agreement, in connection with the Sale Transaction.

8.             Capitalized terms used in this Agreement, and not otherwise defined, will have the meaning as provided in the GP LLC Agreement.

AGREEMENTS

In consideration of the mutual terms, conditions and other agreements set forth herein, the Parties agree as follows:

1.             Transfer of Class A Interests.  Effective simultaneously with the closing of the Sale Transaction, the Class A Interests will be transferred to Buyer, Buyer will be admitted as the Class A Member of Genesis GP in substitution of DGM with all the rights and powers of the Class A Member under, and will be bound by the terms and conditions of, the GP LLC Agreement, DGM will cease to be the Class A Member, a Change of Control will have occurred, and DGM will cease to have or exercise any right or power as a member of Genesis GP except for rights of indemnification as contemplated by the GP LLC Agreement, the Partnership Agreement and the Purchase Agreement.

2.             Redemption Amount, Amendment of GP LLC Agreement.

(a)            As a result of the Change of Control effected by the Sale Transaction, and as provided in Section 3.02(e)(2) of the GP LLC Agreement pursuant to which in the event of a Change of Control Genesis GP is required to redeem the Subject Member’s Individual Class B Interest for the Redemption Amount, and the Subject Member ceases to be a Member of Genesis GP, the Parties agree that effective simultaneously with the closing of the Sale Transaction the Subject Member’s Individual Class B Interest will be redeemed for the Redemption Amount as provided in Section 3.02(e)(2) of the GP LLC Agreement, which amount will be paid to the Subject Member as part of the closing of the Sale Transaction, the Subject Member will cease to be a Member of Genesis GP as a result of the Change of Control effected by the Sale Transaction, and the Subject Member will no longer have any rights under the GP LLC Agreement other than the right to receive the Redemption Amount in the amount stated in Section 2(d) below and other than rights, if any, against Genesis GP under Article 7 thereof.

(b)            The Subject Member agrees that upon payment to him of his Redemption Amount as part of the closing of the Sale Transaction, the Subject Member will have received his Redemption Amount and all other amounts to which he is entitled under the GP LLC Agreement; and

(c)            Effective simultaneously with closing of the Sale Transaction, and without further action on his part, the Subject Member hereby releases Genesis GP, Denbury, DGM, and the Buyer and their respective Affiliates (as that term is defined in the Purchase Agreement), from any and all liability or obligation for payment of the Redemption Amount or any other amounts to which he is entitled under the GP LLC Agreement.  The Subject Member expressly agrees that the Buyer and its Affiliates are third party beneficiaries of such release.  The release in this Section 2(c) is conditioned and will be effective upon the Subject Member being paid his Redemption Amount in the amount provided in Section 2(d) below.

(d)            The Parties agree that the Subject Member’s Redemption Amount as of the closing of the Sale Transaction is $4,917,248.23, and that such Redemption Amount will be used in connection with determining the purchase price to be paid by Buyer to DGM in connection with the Sale Transaction.

(e)           (i)             Notwithstanding the Change of Control effected by the Sale Transaction, and notwithstanding the provisions of Section 3.02(e)(2) of the GP LLC Agreement pursuant to which in the event of a Change of Control Genesis GP is required to redeem each Class B Members’ Individual Class B Interest for the Redemption Amount, and the Class B Members cease to be Members of Genesis GP, the Parties desire and intend that no Redemption Amount, or only a portion of the Redemption Amount, shall be paid to the Other Class B Members as a result of the Sale Transaction and that following closing of the Sale Transaction the Other Class B Members shall continue to be Members of Genesis GP.

(ii)            To give effect to the desire and intent expressed in Section 2(e)(i) above, the Parties agree that effective immediately prior to the closing of the Sale Transaction, but subject to such closing occurring, notwithstanding any provision of Section 3.02(e)(2) thereof to the contrary, the GP LLC Agreement is hereby amended to provide that instead of the Other Class B Members’ Individual Class B Interests being redeemed for the Redemption Amount and the Other Class B Members ceasing to be Members of Genesis GP as a result of the Change of Control effected by the Sale Transaction, the Other Class B Members will not cease to be Members of Genesis GP as of the effective date of such Change of Control and no, or only a portion of, the Redemption Amount shall be paid to any Other Class B Member, but instead effective simultaneously with, and by virtue of, the Merger the Class B Ownership Interests of the Other Class B Members that are not redeemed will be converted into equity interests in the entity surviving the Merger; and

(iii)           This Section 2(e) will constitute part of the Genesis GP LLC Agreement.

3.             Deferred Compensation.

(a)            The Administrative Committee (as that term is defined in the Deferred Compensation Plan) has adopted resolutions terminating and liquidating the Deferred Compensation Plan and the Deferred Compensation Grants effective immediately prior to, and conditioned on the occurrence of, the closing of the Sale Transaction.  In connection with such termination, DGM will contribute funds to Genesis GP in the amount of $1,007,228.54 with respect to Sims, and in the amount of $866,685.03 with respect to the Subject Member, in each case being the Maximum Deferred Compensation Amount (as that term is defined in their respective Deferred Compensation Grants), and as part of the closing of the Sale Transaction Genesis GP will pay such amounts respectively to Sims and the Subject Member (less withholding as provided in Section 5 of their respective Deferred Compensation Grants), but be deemed to have paid such amounts immediately prior to such closing, in liquidation of their rights and interests under the Deferred Compensation Plan and their respective Deferred Compensation Grants and in liquidation of Genesis GP’s obligations with respect thereto.

(b)            The Subject Member acknowledges and agrees that:

(i)             Effective immediately prior to, and conditioned on the occurrence of, the closing of the Sale Transaction, the Deferred Compensation Plan and his Deferred Compensation Grant will be terminated; and

(ii)            Upon receipt by him at closing of the Sale Transaction of his Maximum Deferred Compensation Amount in the amount shown above (less withholding as provided in Section 5 of his Deferred Compensation Grant), he will have received payment in full of all amounts to which he is entitled under the Deferred Compensation Plan and his Deferred Compensation Grant and in connection therewith, and without further action on his part, he hereby releases Genesis GP, Denbury, DGM, and the Buyer and their respective Affiliates, from any and all liability or obligation for payment of any amounts under the Deferred Compensation Plan or his Deferred Compensation Grant.  The Subject Member expressly agrees that the Buyer and its Affiliates are third party beneficiaries of such release.

4.             Guaranty Agreements, Release.  Effective simultaneously with the closing of the Sale Transaction, and without further action on his part:

(a)            the Subject Member hereby agrees that Denbury is released and forever discharged from any and all liability or obligation of any nature whatsoever to the Subject Member under the Guaranty Agreement, and that the Guaranty Agreement, and any and all liabilities and obligations of Denbury thereunder, are released, forever discharged, cancelled, terminated, void and of no further force or effect whatsoever.  The Subject Member agrees that at the closing of the Sale Transaction he will mark the original executed copy of the Guaranty Agreement “Cancelled and Void,” sign and date beneath such marking, and return the same to Denbury; and

(b)            the Subject Member hereby agrees that Denbury, DGM, and their respective officers, directors, employees, agents and affiliated entities are released and forever discharged from any and all liability, obligation, claim, or cause of action of any nature whatsoever, to or of the Subject Member arising under, related to or growing out of the Genesis GP LLC Agreement or the rights of the Subject Member thereunder.

5.             Subject Member Authority.  The Subject Member acknowledges and agrees that he has full power and authority to execute this Agreement and make and perform the agreements herein contained without the joinder of any third party.

6.             Miscellaneous.

(a)            This Agreement shall inure to the benefit of, and be binding upon, the Parties hereto and their respective successors and permitted assigns; provided, however, that no Party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other Parties.  Except as expressly provided in this Agreement, nothing in this Agreement will confer on any person not a Party, or the legal representative of any such person, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

(b)            All legal, accounting and other fees, costs and expenses of a Party incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees, costs or expenses.

(c)            All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made on receipt if delivered personally or sent by overnight courier or sent by facsimile (with evidence of confirmation of receipt) to the Parties at the following addresses:

(i)             If to Denbury or DGM, to:

Denbury Resources Inc.
5100 Tennyson Parkway, Suite 1200
Plano, Texas  75024
Facsimile: 972-673-2051
Attention: Phil Rykhoek

with a copy to:

Baker Hostetler LLP
1000 Louisiana, Suite 2000
Houston, Texas  77002
Facsimile: (713) 751-1717
Attention: Donald W. Brodsky

(ii)            If to Genesis GP, to:

Genesis Energy, LLC
919 Milam, Suite 2100
Houston, Texas  77002
Facsimile: 713-860-2640
Attention: Ross A. Benavides, its Secretary

(iii)           If to Subject Member, to:

Joseph A. Blount, Jr.
6914 Cutten Parkway
Houston, Texas  77069
Facsimile: _______________

or to such other persons or at such other addresses as shall be furnished by any Party by like notice to the other Parties.  No change in any of such addresses shall be effective insofar as notices under this Section 6(c) are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to the other Parties as provided in this Section 6(c).

(d)            This Agreement represents the entire agreement and understanding of the Parties with reference to the matters set forth herein.  This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the Parties relating to the subject matter hereof or thereof and all prior drafts of such documents, all of which are merged into this Agreement.  No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

(e)            Any Party to this Agreement may, by written notice to the other Parties:  (a) extend the time for the performance of any of the obligations or other actions of the other Parties; (b) waive compliance with any of the agreements of the other Parties contained in this Agreement; or (c) waive performance of any of the obligations of the other Parties created under this Agreement.  The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar, unless such waiver specifically states that it is to be construed as a continuing waiver.  This Agreement may be amended, modified or supplemented only by a written instrument executed by all of the Parties.

(f)             This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable term or provision as may be possible and be valid and enforceable.

(g)            Facsimile transmission of any signed original of this Agreement or retransmission of any signed facsimile transmission of this Agreement shall be the same as delivery of an original.  At the request of any Party, another Party will confirm facsimile transmission by signing and delivering a duplicate original of this Agreement.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

(h)            This Agreement shall be governed by and construed in accordance with the internal and substantive laws of the State of Texas and without regard to any conflicts of laws concepts that would apply the substantive law of some other jurisdiction.

(i)             To the fullest extent permitted by applicable law, the Parties hereby irrevocably submit to the jurisdiction of the courts of the State of Texas and the federal courts of the United States of America, located in Harris County, Texas over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each Party irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such courts.  The Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each Party agrees that a judgment in any dispute heard in the venue specified by this section may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(j)             Each of the Parties hereby irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

DENBURY RESOURCES INC.

By:	/s/	Mark C. Allen
Name:		Mark C. Allen
Title:		Senior Vice President and Chief Financial Officer

DENBURY GATHERING & MARKETING, INC.

By:	/s/	Mark C. Allen
Name:		Mark C. Allen
Title:		Senior Vice President and Chief Financial Officer

/s/ Joseph A. Blount, Jr.
Joseph A. Blount, Jr.

GENESIS ENERGY, LLC

By:	/s/	Ross A. Benavides
Name:		Ross A. Benavides
Title:		General Counsel